FIRST AMENDMENT TO RIGHTS AGREEMENT THIS FIRST AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”) is entered into as of June 23, 2022, by and between Mercury Systems, Inc., a Massachusetts corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (“Rights Agent”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning(s) ascribed to them in that certain Rights Agreement, dated as of December 27, 2021, by and between the Company and the Rights Agent (the “Rights Agreement”). WHEREAS, Section 26 of the Rights Agreement provides that prior to the Distribution Date, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of shares of Company Common Stock; WHEREAS, to the knowledge of the Company, no Person has become an Acquiring Person and the Distribution Date has not occurred; WHEREAS, the Board of Directors of the Company deems it is advisable and in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth herein; WHEREAS, the Company has provided an Officer’s Certificate in compliance with the terms of Section 26 of the Rights Agreement; and WHEREAS, pursuant to and in accordance with the Rights Agreement, the Company desires to amend the Rights Agreement as set forth below. NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and intending to be legally bound, the parties hereto amend the Rights Agreement as follows: 1. Amendment. 1.1. The Rights Agreement and all exhibits thereto are hereby amended such that (i) references to “7.5%” are changed to “10%” and (ii) references to “10%” are changed to “20%”. 1.2. Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety with the following: “Prior to the earlier of (i) the conclusion of the Company’s 2022 annual meeting of stockholders (the “Final Expiration Date”) and (ii) the time at which the Rights are redeemed as provided in Section 23 (the earlier of (i) and (ii) being the “Expiration Date”), the registered holder of any Rights Certificate may, subject to the provisions of

- 2 Sections 7(e) and 9(c), exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, together with payment of the aggregate Purchase Price (as hereinafter defined) for the number of Units of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) for which such surrendered Rights are then exercisable.” 1.3. The seventh paragraph of Exhibit B to the Rights Agreement is hereby amended and restated in its entirety with the following: “The Rights are not exercisable until the Distribution Date and will expire upon the earlier of the conclusion of the Company’s 2022 annual meeting of stockholders (the “Final Expiration Date”), the date on which the Rights are redeemed by the Company pursuant to the terms of the Rights Agreement (as described below), or the date on which the Rights are exchanged by the Company pursuant to the terms of the Rights Agreement (as described below), unless the Rights Agreement is amended as described below.” 2. Effect of Amendment. Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect in accordance with its terms. Each reference in the Rights Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Rights Agreement, and each reference in any other document to “the Rights Agreement”, “thereunder”, “thereof” or words of like import referring to the Rights Agreement, shall mean and be a reference to the Rights Agreement as amended, changed or modified by this Amendment. 3. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties hereto further agree to replace such invalid, void or unenforceable provision of this Amendment with a valid, legal and enforceable provision that carries out such parties’ intentions to the greatest lawful extent under this Amendment. 4. Governing Law. This Amendment shall be deemed to be a contract made under the internal laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. 5. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

- 3 6. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. [Signature page follows.]

[Signature Page to First Amendment to Rights Plan] COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent By: /s/ Name: Title: Rachel Fisher